Dinatrum/Alumifuel publishes interesting interview

Huntsville, Ontario - Dinatrum/Alumifuel Power Corporation ("Dinatrum" or the "Company") (OTC Markets: AFPW) March 6th., 2021, Mr. Pedro Villagran-Garcia, President & CEO, is pleased to announce that the company is publishing a recent interview.

We have recently produced an interview as shown in this link:

https://bit.ly/389DTB5

The company would also like to reiterate the fact that we are bringing the entire set of Hydrogen Companies into Good Standing in the various jurisdictions. This process has begun and our 100% owned Novofuel, Inc. is now in Good Standing.

To be transparent and to provide in depth information to our Shareholders we would like to launch our new Alumifuel website https://bit.ly/3uu6tXk

This website will soon be translated into various languages as our company has begun to attract foreign investors due to the rise in the interest in Hydrogen and Renewable Energies.

We will keep everyone informed as we make progress during our initial assessment to make an evaluation of the company's holdings on this set of prototypes, intellectual property, and patents.

As mentioned, the company is continuing making an assessment on the companies that Control our Physical and Tangible Assets regarding Clean Energy, specifically related to Hydrogen. We recognize the importance of presenting Financial Statements as we are clearly on path to be reporting at a higher Tier.

DINATRUM, INC./ALUMIFUEL POWER CORPORATION

DINATRUM is a Real Estate Developer with projects within North America.

Our Social Media presence is displayed as follows:

https://www.instagram.com/dinatrum13/

https://twitter.com/afpw_ir

https://www.linkedin.com/company/dinatrum1

https://www.facebook.com/dinatrum

On behalf of the Board,

Pedro Villagran-Garcia,

President & CEO

Alumifuel Power Corporation

For further information, please contact the company at 1-307-212-4657 or by email at info@dinatrum.com

Forward Looking Statements

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.